EXHIBIT 99

HOME PROPERTIES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
FOURTH QUARTER 2012

Home Properties Reports Fourth Quarter and Full Year 2012 Results
FFO Per Share Exceeds Wall Street's Mean Estimate by 4 Cents

ROCHESTER, N.Y., February 7, 2013 – Home Properties, Inc. (NYSE: HME) today released financial results for the fourth quarter ended December 31, 2012.  All results are reported on a diluted basis.

“Home Properties’ earnings growth in 2012 was the highest in the Company’s history, despite the weak macroeconomic environment,” said Edward J. Pettinella, Home Properties President and CEO. “Apartment sector fundamentals, results from property operations, and the acquisition environment were strong – all contributing factors to our outperformance in 2012.”

Earnings per share ("EPS") for the quarter ended December 31, 2012 was $1.34, compared to $0.29 for the quarter ended December 31, 2011.  The $1.05 increase in EPS is primarily attributable to a $60.9 million gain on disposition of property combined with an $8.6 million increase in income from continuing operations.  EPS for the year ended December 31, 2012 was $2.69, compared to $0.89 for the year ended December 31, 2011.  The $1.80 increase in EPS is primarily attributable to an $80.5 million gain on disposition of property combined with a $37.2 million increase in income from continuing operations.  Increased income from continuing operations is attributed to the results of both properties owned throughout 2011 and 2012 (the “Core” properties) and those acquired, developed or redeveloped subsequent to January 1, 2011 (the “Non-Core” properties).

For the quarter ended December 31, 2012, Funds From Operations ("FFO") was $68.3 million, or $1.09 per share, compared to $55.6 million, or $0.93 per share, for the quarter ended December 31 2011, which equates to a 17.1% increase on a per-share basis.  Operating FFO per share for the 2012 fourth quarter, which excludes acquisition costs, also was $1.09.  Fourth quarter 2012 FFO per share was $0.05 above the midpoint of the guidance range provided by management and $0.04 above the analysts' mean estimate, as reported by Thomson.  FFO per share for the year ended December 31, 2012 was $4.13, compared to $3.54 in the year-ago period, a 16.6% increase.  Operating FFO per share for 2012 was $4.17, a 15.9% increase from Operating FFO per share of $3.60 in 2011 and a record high for annual growth since the Company went public in 1994.  A reconciliation of GAAP net income to FFO is included in the financial data accompanying this news release.

Fourth Quarter Operating Results

For the fourth quarter of 2012, same-property comparisons (for 107 Core properties containing 36,214 apartment units owned since January 1, 2011) reflected an increase in rental income of 4.0% and a 4.3% increase in total revenues compared to the same quarter a year ago.  Net operating income (“NOI”) increased by 6.4% from the fourth quarter of 2011.  Property level operating expenses increased by 0.7% compared to the prior year quarter, primarily due to

Home Properties Reports Fourth Quarter and Full Year 2012 Results
For Immediate Release:  February 7, 2013

increases in water & sewer, personnel costs and property insurance, which were partially offset by decreases in repairs and maintenance and real estate taxes.

Average physical occupancy for the Core properties was 95.5% during the fourth quarter of 2012, up from 95.2% during the fourth quarter 2011. Average monthly rental rates of $1,257 in the 2012 fourth quarter represent a 3.6% increase compared to the year-ago period.

On a sequential basis, compared to the 2012 third quarter results for Core properties, rental income (excluding utility recovery) was up 0.7% in the fourth quarter of 2012, total revenues increased 1.3%, expenses were up 2.2% and NOI increased 0.9%.  Average physical occupancy remained unchanged at 95.5% quarter over quarter.

Physical occupancy for the 6,421 Non-Core apartment units averaged 91.2% during the fourth quarter of 2012, at average monthly rents of $1,384.

On October 29, 2012, Hurricane Sandy hit the Mid-Atlantic and Northeast regions of the United States causing wide-spread flooding and wind damage.  Numerous communities owned by the Company were directly affected by this storm.  The most severe damage occurred at properties in New Jersey and on Long Island.  Property losses, estimated to be $2.2 million, are covered under various property and flood insurance policies.  The Company’s estimated net expense included in the fourth quarter results, after insurance reimbursement, is less than $0.1 million.

Full Year Operating Results

For the year ended December 31, 2012, same-property comparisons for the Core properties reflected an increase in total revenues of 4.5% and a decrease in total expense of 1.1% resulting in an 8.1% increase in NOI compared to 2011.  Property level operating expenses in 2012 decreased, primarily due to lower electricity, natural gas heating costs, repairs & maintenance, personnel and snow removal costs.  These decreases were partially offset by increases in property insurance and real estate taxes.

Average physical occupancy for the Core properties was 95.6% during 2012, up from 95.5% a year ago, with average monthly rental rates of $1,239, an increase of 4.2% over the prior year period.

Acquisitions/Dispositions

There were no acquisitions of apartment communities in the fourth quarter of 2012.

During 2012, the Company acquired three communities with a total of 2,018 units for a combined purchase price of $298.2 million.

During the fourth quarter of 2012, the Company completed four separate sale transactions, totaling 1,172 units, for $118.5 million, producing approximately $82.7 million in net proceeds after closing costs. A gain on sale of approximately $60.9 million was recorded in the fourth quarter related to these sales. The four apartment communities sold were located in the Philadelphia and Baltimore regions.  During 2012, the Company closed on six separate sale transactions, with a total of 1,596 units, for a total of $159.6 million.

Home Properties Reports Fourth Quarter and Full Year 2012 Results
For Immediate Release:  February 7, 2013

Capital Markets Activities

As of December 31, 2012, the Company’s ratio of debt-to-total market capitalization was 42.2% (based on a December 31, 2012 stock price of $61.31 used to determine equity value), with $162.5 million outstanding on its $275 million revolving credit facility and $21.1 million of unrestricted cash on hand.  Total debt of $2.8 billion was outstanding, at interest rates averaging 4.5% and with staggered maturities averaging five years.  Approximately 87% of total indebtedness was at fixed rates.  Interest coverage for the quarter was 3.1 times and the fixed charge ratio was 3.0 times.  For the full year, interest coverage was 3.0 times and the fixed charge ratio was 2.9 times.

During the fourth quarter, the Company did not issue any new shares through its At-The-Market (ATM) equity offering program. Year to date, the Company issued 2,366,717 shares at an average price of $62.47 generating gross proceeds of $147.8 million and net proceeds of $144.8 million. There are approximately 2.4 million common shares remaining under this program.

During the fourth quarter, the Company repaid a $100 million unsecured bank demand loan from property disposition proceeds.

Outlook

For 2013, the Company expects FFO between $4.28 and $4.44 per share, which will produce FFO per share growth of 3.8% to 7.6% when compared to 2012 results.  “FFO growth in 2013 is muted by the timing effect of property dispositions, which are expected to occur earlier in the year than acquisitions,” said David P. Gardner, Executive Vice President and Chief Financial Officer.  “Sale proceeds will be used to reduce short-term, low-interest rate debt without the offsetting benefit of reinvestment in properties until later in the year.”

The guidance range on FFO per share results for the first quarter of 2013 is $1.01 to $1.05.  This guidance range reflects management’s current assessment of economic and market conditions. The assumptions for the 2013 projections are included with the published supplemental information.

Supplemental Information

The Company produces supplemental information that includes details regarding property operations, other income, acquisitions, sales, geographic market breakdown, debt and new development.  The supplemental information is available via the Company's website through the "Investors" section or e-mail upon request.

Fourth Quarter 2012 Earnings Conference Call and Webcast

The Company will conduct a conference call and simultaneous webcast tomorrow at 11:00 AM ET to review and comment on the information reported in this release.  The webcast, which includes audio and a slide presentation, will be available, live at 11:00 AM and archived by 1:00 PM, through the "Investors" section home page of the website www.homeproperties.com.  For live audio-only participation, please dial 800-913-1647 (International 212-231-2900).

Home Properties Reports Fourth Quarter and Full Year 2012 Results
For Immediate Release:  February 7, 2013

First Quarter 2013 Earnings Release and Conference Call

The Company’s first quarter 2013 financial results are scheduled to be released after the stock market closes on Thursday, May 2, 2013.  A conference call, which will be simultaneously webcast, is scheduled for Friday, May 3, 2013 at 11:00 AM ET and will be accessible following the instructions above for the current quarter's conference call.

First Quarter 2013 Conference/Event Schedule

Home Properties’ President and CEO, Edward J. Pettinella, is scheduled to participate in the Wells Fargo Securities’ 16th Annual Real Estate Securities Conference in New York City on February 26 and 27, 2013, and in Barclays Select Series: 2013 Housing Symposium in New York City on February 27, 2013.  In addition, he will participate in a roundtable presentation and question and answer session during Citi’s 18th Annual Global Property CEO Conference in Hollywood, Florida to be held from March 3-6, 2013.  Any presentation and related materials will be available in the “Investors” section of www.homeproperties.com.

This release contains forward-looking statements. Although the Company believes expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  Factors that may cause actual results to differ include general economic and local real estate conditions, weather and other conditions that might affect operating expenses, the timely completion of repositioning and new development activities within anticipated budgets, the actual pace of future acquisitions and dispositions, and continued access to capital to fund growth.

Home Properties is a publicly traded multifamily real estate investment trust (REIT) that owns, operates, develops, acquires and rehabilitates apartment communities primarily in selected Northeast and Mid-Atlantic markets. An S&P 400 Company, Home Properties owns and operates 121 communities containing 42,635 apartment units.  For more information, visit Home Properties’ website at www.homeproperties.com.

Home Properties Reports Fourth Quarter and Full Year 2012 Results
For Immediate Release:  February 7, 2013

HOME PROPERTIES, INC.
SUMMARY OF OCCUPANCY AND PROPERTY OPERATING RESULTS

	Avg. Physical
Fourth Quarter Results:	Occupancy(a)		4Q 2012	4Q 2012 vs. 4Q 2011 % Growth
			Average
			Monthly	Base
			Rent/	Rental	Total	Total
	4Q 2012	4Q 2011	Occ Unit	Rates	Revenue	Expense	NOI
Core Properties(b)	95.5%	95.2%	$1,257	3.6%	4.3%	0.7%	6.4%
Non-Core Properties(c)	91.2%	NA	$1,384	NA	NA	NA	NA
TOTAL PORTFOLIO	94.7%	NA	$1,276	NA	NA	NA	NA

	Avg. Physical
Year-To-Date Results:	Occupancy(a)		YTD 2012	YTD 2012 vs. YTD 2011 % Growth
			Average
			Monthly	Base
	YTD	YTD	Rent /	Rental	Total	Total
	2012	2011	Occ Unit	Rates	Revenue	Expense	NOI
Core Properties(b)	95.6%	95.5%	$1,239	4.2%	4.5%	(1.1%)	8.1%
Non-Core Properties(c)	90.6%	NA	$1,395	NA	NA	NA	NA
TOTAL PORTFOLIO	94.9%	NA	$1,259	NA	NA	NA	NA

(a)
Average physical occupancy is defined as total possible rental income, net of vacancy expense, as a percentage of total possible rental income. Total possible rental income is determined by valuing occupied units at contract rates and vacant units at market rents.

(b)	Core Properties consist of 107 properties with 36,214 apartment units owned throughout 2011 and 2012.

(c)
Non-Core Properties consist of 14 properties with 6,421 apartment units acquired, developed, or redeveloped subsequent to January 1, 2011, such that full year comparable operating results are not available.

Home Properties Reports Fourth Quarter and Full Year 2012 Results
For Immediate Release:  February 7, 2013

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data – Unaudited)

	Three Months Ended		Year Ended
	December 31		December 31
	2012	2011	2012	2011
Rental income	$153,166	$136,982	$591,933	$515,780
Property other income	13,245	11,552	52,105	45,621
Other income	248	60	310	155
Total revenues	166,659	148,594	644,348	561,556
Operating and maintenance	59,967	55,369	235,040	217,069
General and administrative	6,807	6,280	34,174	29,145
Interest	32,055	31,255	125,809	127,618
Depreciation and amortization	43,234	38,239	165,642	140,713
Other expenses	15	1,486	2,741	3,225
Total expenses	142,078	132,629	563,406	517,770
Income from continuing operations	24,581	15,965	80,942	43,786
Discontinued operations
Income (loss) from discontinued operations	(1,403)	1,072	2,148	3,878
Gain on disposition of property	60,865	-	80,532	-
Discontinued operations	59,462	1,072	82,680	3,878
Net income	84,043	17,037	163,622	47,664
Net income attributable to noncontrolling interest	(14,269)	(3,108)	(28,320)	(9,808)
Net income attributable to common stockholders	$69,774	$13,929	$135,302	$37,856
Reconciliation from net income attributable to common stockholders to Funds From Operations:
Net income available to common stockholders	$69,774	$13,929	$135,302	$37,856
Real property depreciation and amortization	42,970	38,566	166,411	142,059
Noncontrolling interest	14,269	3,108	28,320	9,808
Gain on disposition of property	(60,865)	-	(80,532)	-
FFO - basic and diluted, as defined by NAREIT	66,148	55,603	249,501	189,723
Loss from early extinguishment of debt in connection with sale of real estate	2,157	-	2,157	-
FFO - basic and diluted (1)	$68,305	$55,603	$251,658	$189,723

(1)
Pursuant to the updated guidance for Funds From Operations provided by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), FFO is defined as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")) excluding gains or losses from disposition of property, impairment write-downs of depreciable real estate, noncontrolling interest and extraordinary items plus depreciation from real property.  The Company added back debt extinguishment costs which were incurred as a result of repaying property specific debt triggered upon sale as a gain or loss on sale of the property.  Because of the limitations of the FFO definition as published by NAREIT as set forth above, the Company has made certain interpretations in applying the definition.  The Company believes all adjustments not specifically provided for are consistent with the definition.  Other similarly titled measures may not be calculated in the same manner.

Home Properties Reports Fourth Quarter and Full Year 2012 Results
For Immediate Release:  February 7, 2013

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data – Unaudited)
	Three Months Ended		Year Ended
	December 31		December 31
	2012	2011	2012	2011
FFO – basic and diluted	$68,305	$55,603	$251,658	$189,723
FFO – basic and diluted	$68,305	$55,603	$251,658	$189,723
Acquisition costs of closed deals included in other expenses	15	1,486	2,741	3,225
Operating FFO (2)	$68,320	$57,089	$254,399	$192,948
FFO – basic and diluted	$68,305	$55,603	$251,658	$189,723
Recurring non-revenue generating capital expenses	(9,163)	(8,265)	(36,457)	(31,822)
Addback of non-cash interest expense	-	142	-	1,781
AFFO (3)	$59,142	$47,480	$215,201	$159,682
Operating FFO	$68,320	$57,089	$254,399	$192,948
Recurring non-revenue generating capital expenses	(9,163)	(8,265)	(36,457)	(31,822)
Addback of non-cash interest expense	-	142	-	1,781
Operating AFFO (2) (3)	$59,157	$48,966	$217,942	$162,907
Weighted average shares/units outstanding:
Shares – basic	51,314.0	48,135.8	49,744.6	41,860.1
Shares – diluted	51,920.1	48,745.7	50,382.6	42,545.1
Shares/units – basic (4)	61,829.4	58,904.2	60,364.7	52,927.0
Shares/units – diluted (4)	62,435.6	59,514.1	61,002.7	53,611.9
Per share/unit:
Net income – basic	$1.36	$0.29	$2.72	$0.90
Net income – diluted	$1.34	$0.29	$2.69	$0.89
FFO – basic	$1.10	$0.94	$4.17	$3.58
FFO – diluted	$1.09	$0.93	$4.13	$3.54
Operating FFO (2)	$1.09	$0.96	$4.17	$3.60
AFFO (3)	$0.95	$0.80	$3.53	$2.98
Operating AFFO (2) (3)	$0.95	$0.82	$3.57	$3.04
Common Dividend paid	$0.66	$0.62	$2.64	$2.48

(2)	Operating FFO is defined as FFO adjusted for the addback of acquisition costs on closed deals.

(3)
Adjusted Funds From Operations ("AFFO") is defined as FFO less an annual reserve for anticipated recurring, non-revenue generating capitalized costs of $848 and $800 per apartment unit in 2012 and 2011, respectively.  Non-cash interest expense of the exchangeable senior notes in accordance with ASC 470-20 (formerly APB14-1) has been added back for 2011.  The resulting sum is divided by the weighted average shares/units on a diluted basis to arrive at AFFO per share/unit.

(4)
Basic includes common stock outstanding plus operating partnership units in Home Properties, L.P., which can be converted into shares of common stock.  Diluted includes additional common stock equivalents.

Home Properties Reports Fourth Quarter and Full Year 2012 Results
For Immediate Release:  February 7, 2013

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands - Unaudited)

	December 31, 2012	December 31, 2011
Land	$791,604	$721,542
Construction in progress	83,241	64,201
Buildings, improvements and equipment	4,580,381	4,256,581
	5,455,226	5,042,324
Accumulated depreciation	(1,108,840)	(983,759)
Real estate, net	4,346,386	4,058,565

Cash and cash equivalents	21,092	8,297
Cash in escrows	26,971	32,604
Accounts receivable	13,406	12,142
Prepaid expenses	19,504	15,994
Deferred charges	13,429	16,322
Other assets	10,704	9,282
Total assets	$4,451,492	$4,153,206
Mortgage notes payable	$2,165,027	$2,260,836
Unsecured notes payable	450,000	400,000
Unsecured line of credit	162,500	2,500
Accounts payable	22,691	20,953
Accrued interest payable	9,974	10,286
Accrued expenses and other liabilities	33,887	29,474
Security deposits	19,146	19,513
Total liabilities	2,863,225	2,743,562

Common stockholders’ equity	1,320,968	1,153,668
Noncontrolling interest	267,299	255,976
Total equity	1,588,267	1,409,644
Total liabilities and equity	$4,451,492	$4,153,206

Total shares/units outstanding:
Common stock	51,508.1	48,321.3
Operating partnership units	10,455.6	10,739.8
	61,963.7	59,061.1

For further information:

David P. Gardner, Executive Vice President and Chief Financial Officer, (585) 246-4113
Charis W. Warshof, Vice President, Investor Relations, (585) 295-4237

###

Owned Community Results
Fourth Quarter 2012						4Q '12 versus 4Q '11
						% Growth
	# of	Date	4Q '12	4Q '12	4Q '11	Rental	Total	Total	Total	4Q '12
Region	Units	Acquired	Rent/Mo.	Occup.	Occup.	Rates(1)	Revenue	Expense	NOI	% Co. NOI (2)
Baltimore
Annapolis Roads	282	6/17/2010	$1,302	89.8%	87.4%	2.7%	14.6%	2.6%	23.0%
Bonnie Ridge	960	7/1/1999	$1,157	94.7%	96.6%	3.4%	3.6%	6.9%	2.2%
Canterbury	618	7/15/1999	$1,022	93.3%	95.2%	3.1%	0.2%	(9.4%)	5.9%
Charleston Place	858	9/30/2010	$1,202	96.0%	96.0%	4.3%	6.0%	4.1%	6.8%
Country Village	344	4/30/1998	$1,065	92.9%	96.2%	4.0%	1.0%	11.4%	(4.3%)
Dunfield	312	11/1/2007	$1,218	95.8%	97.1%	3.9%	2.2%	3.2%	1.8%
Fox Hall	720	3/28/2007	$903	91.6%	92.5%	2.2%	1.8%	3.3%	0.8%
Gateway Village	132	7/15/1999	$1,375	96.2%	95.5%	0.5%	3.5%	2.2%	4.1%
Heritage Woods	164	10/4/2006	$1,186	94.8%	96.2%	(0.2%)	(0.4%)	1.7%	(1.3%)
Howard Crossing	1,350	6/28/2012	$1,129	89.9%	n/a	n/a	n/a	n/a	n/a
Middlebrooke	208	4/1/2010	$996	95.9%	94.0%	2.0%	6.6%	3.4%	8.4%
Mill Towne Village	384	5/31/2001	$935	96.2%	93.9%	2.2%	6.0%	9.0%	4.3%
Morningside Heights	1,050	4/30/1998	$944	92.5%	91.2%	3.0%	3.9%	3.1%	4.3%
Owings Run	504	7/15/1999	$1,286	94.6%	94.2%	2.1%	4.4%	0.3%	6.3%
Ridgeview at Wakefield Valley	204	1/13/2005	$1,231	94.8%	94.3%	1.0%	1.1%	8.2%	(2.6%)
Saddle Brooke	468	10/29/2008	$1,127	93.0%	91.9%	5.7%	7.9%	5.0%	9.4%
Selford	102	7/15/1999	$1,429	96.8%	93.5%	3.2%	8.2%	(2.2%)	13.3%
The Apts at Cambridge Court	544	8/23/2011	$1,381	92.5%	92.0%	5.0%	5.5%	9.4%	3.5%
The Coves at Chesapeake	469	11/20/2006	$1,311	94.6%	93.2%	4.7%	5.9%	4.5%	6.6%
The Greens at Columbia	168	7/29/2010	$1,451	95.5%	96.0%	4.7%	3.6%	12.4%	0.2%
Top Field	156	10/4/2006	$1,319	95.9%	95.4%	1.1%	1.6%	3.2%	0.9%
Village Square	370	7/15/1999	$1,203	94.4%	94.3%	1.2%	3.5%	12.0%	(0.3%)
Westbrooke	110	4/1/2010	$881	95.1%	95.9%	3.8%	3.3%	1.1%	5.1%
Total Baltimore	10,477		$1,124	94.2%	94.2%	3.1%	4.2%	3.8%	4.4%	22.4%

Boston
Gardencrest	695	6/28/2002	$1,664	96.1%	96.3%	4.8%	5.3%	(7.0%)	11.7%
Highland House	172	5/31/2006	$1,266	95.2%	96.0%	6.0%	7.1%	4.2%	9.2%
Liberty Commons	120	8/30/2006	$1,333	94.2%	97.1%	2.8%	(0.4%)	27.4%	(10.8%)
Liberty Place	107	6/6/2006	$1,532	94.6%	96.5%	4.5%	1.3%	3.4%	0.1%
Redbank Village	500	7/8/1998	$952	96.6%	96.0%	2.2%	4.0%	4.0%	4.0%
Stone Ends	280	2/12/2003	$1,324	96.4%	95.0%	3.5%	6.7%	12.6%	3.9%
The Commons at Haynes Farm	302	7/15/2011	$1,322	96.6%	93.5%	4.8%	9.7%	(6.5%)	19.1%
The Heights at Marlborough	348	9/7/2006	$1,280	94.1%	93.4%	7.1%	6.6%	9.6%	4.6%
The Meadows at Marlborough	264	9/7/2006	$1,231	96.3%	93.3%	4.1%	7.3%	9.9%	5.4%
The Townhomes of Beverly	204	2/15/2007	$1,577	95.6%	95.1%	3.9%	7.0%	0.4%	10.7%
The Village at Marshfield	276	3/17/2004	$1,227	95.6%	94.1%	3.9%	6.0%	(2.6%)	11.3%
Westwoods	35	4/30/2007	$1,337	96.0%	98.0%	6.3%	5.7%	6.2%	5.3%
Total Boston	3,303		$1,340	95.7%	95.3%	4.4%	5.5%	2.8%	7.0%	8.0%

Chicago
Blackhawk	371	10/20/2000	$905	94.0%	94.1%	1.9%	(0.3%)	(6.8%)	6.7%
Courtyards Village	224	8/29/2001	$902	97.1%	99.1%	4.1%	3.0%	1.0%	4.7%
Cypress Place	192	12/27/2000	$1,026	96.9%	96.9%	5.5%	6.9%	2.0%	10.5%
Lakeview Townhomes	120	10/18/2010	$1,253	89.4%	95.7%	6.5%	0.6%	(1.3%)	2.0%
The Colony	783	9/1/1999	$909	95.7%	97.2%	3.3%	3.6%	(20.6%)	23.6%
The Gates of Deer Grove	204	12/15/2011	$1,034	96.7%	n/a	n/a	n/a	n/a	n/a
The New Colonies	672	6/23/1998	$774	95.4%	96.0%	0.7%	1.3%	5.8%	(2.0%)
Total Chicago	2,566		$896	95.1%	96.4%	2.9%	2.4%	(6.5%)	9.8%	4.0%

Florida
The Hamptons	668	7/7/2004	$1,024	94.0%	94.6%	3.7%	5.1%	(4.1%)	14.5%
Vinings at Hampton Village	168	7/7/2004	$1,140	96.6%	94.8%	2.6%	3.3%	(1.1%)	7.5%
Total Florida	836		$1,047	94.6%	94.7%	3.4%	4.7%	(3.5%)	12.9%	1.3%

Long Island, NY
Bayview / Colonial	160	11/1/2000	$1,331	98.7%	96.7%	3.1%	8.1%	(0.0%)	14.5%
Cambridge Village	82	3/1/2002	$1,901	99.3%	97.4%	2.5%	4.7%	(3.3%)	10.2%
Crescent Club	257	9/30/2010	$1,366	97.5%	95.0%	4.9%	13.0%	(0.2%)	22.5%
Devonshire Hills	656	7/16/2001	$1,658	96.2%	96.5%	2.9%	3.6%	5.6%	2.5%
Hawthorne Court	434	4/4/2002	$1,488	95.4%	95.9%	1.7%	3.3%	2.0%	4.5%
Heritage Square	80	4/4/2002	$1,864	98.6%	98.3%	4.5%	5.7%	(4.6%)	13.6%
Holiday Square	144	5/31/2002	$1,281	98.4%	94.5%	2.9%	7.9%	6.9%	8.6%
Lake Grove	368	2/3/1997	$1,529	96.4%	96.9%	4.0%	5.2%	2.3%	6.9%
Mid-Island Estates	232	7/1/1997	$1,473	98.9%	98.7%	2.6%	2.5%	(0.7%)	4.6%
Sayville Commons	342	7/15/2005	$1,646	97.6%	97.3%	2.5%	4.1%	4.5%	3.7%
South Bay Manor	61	9/11/2000	$1,709	97.4%	97.3%	2.3%	1.3%	6.1%	(2.5%)
Southern Meadows	452	6/29/2001	$1,487	96.8%	94.5%	3.9%	7.9%	(80.6%)	72.4%
Westwood Village	242	3/1/2002	$2,526	98.0%	95.3%	3.9%	9.0%	(1.2%)	16.8%
Woodmont Village	97	3/1/2002	$1,381	96.5%	98.5%	3.2%	5.8%	13.7%	1.9%
Yorkshire Village	40	3/1/2002	$1,938	99.9%	96.8%	3.1%	6.5%	(2.4%)	15.0%
Total Long Island	3,647		$1,605	97.1%	96.3%	3.2%	5.7%	(7.3%)	14.7%	11.0%

Owned Community Results
Fourth Quarter 2012						4Q '12 versus 4Q '11
						% Growth
	# of	Date	4Q '12	4Q '12	4Q '11	Rental	Total	Total	Total	4Q '12
Region	Units	Acquired	Rent/Mo.	Occup.	Occup.	Rates(1)	Revenue	Expense	NOI	% Co. NOI (2)
New Jersey
Barrington Gardens	148	3/1/2005	$1,313	97.9%	97.5%	6.7%	6.7%	(4.1%)	13.3%
Chatham Hill	308	1/30/2004	$1,928	94.5%	93.9%	6.1%	7.0%	(19.1%)	18.4%
East Hill Gardens	33	7/8/1998	$1,601	99.5%	96.8%	1.2%	5.7%	1.0%	8.3%
Hackensack Gardens	198	3/1/2005	$1,192	98.2%	97.2%	4.6%	7.2%	1.7%	11.9%
Jacob Ford Village	270	2/15/2007	$1,359	98.1%	97.9%	6.1%	5.5%	(3.8%)	10.6%
Lakeview	106	7/8/1998	$1,451	96.9%	96.2%	3.1%	4.2%	0.1%	7.0%
Northwood	134	1/30/2004	$1,405	98.3%	97.5%	3.0%	3.1%	14.9%	(4.3%)
Oak Manor	77	7/8/1998	$1,938	97.1%	95.1%	4.8%	4.9%	11.0%	1.9%
Pleasant View	1,142	7/8/1998	$1,197	97.0%	94.6%	2.5%	4.8%	(2.3%)	9.7%
Pleasure Bay	270	7/8/1998	$1,094	98.2%	93.9%	3.6%	7.6%	8.0%	7.2%
Royal Gardens	550	5/28/1997	$1,307	96.1%	96.3%	3.4%	1.0%	0.3%	1.5%
Wayne Village	275	7/8/1998	$1,456	97.4%	98.6%	2.7%	0.9%	4.4%	(0.9%)
Windsor Realty	67	7/8/1998	$1,346	96.5%	97.2%	3.3%	0.9%	(1.7%)	2.8%
Total New Jersey	3,578		$1,343	96.9%	95.8%	3.8%	4.4%	(0.9%)	7.8%	8.8%

Philadelphia
Castle Club	158	3/15/2000	$1,018	89.4%	94.4%	2.1%	(2.1%)	3.8%	(6.8%)
Glen Manor	174	9/23/1997	$824	94.9%	97.3%	0.6%	(0.9%)	(8.3%)	7.2%
Golf Club	399	3/15/2000	$1,154	95.1%	94.5%	3.9%	3.1%	2.1%	3.5%
Hill Brook Place	274	7/28/1999	$959	93.8%	93.5%	3.4%	3.1%	(0.8%)	7.3%
Home Properties of Bryn Mawr	316	3/15/2000	$1,475	97.4%	96.9%	7.3%	6.3%	1.6%	8.8%
Home Properties of Devon	631	3/15/2000	$1,261	95.4%	94.3%	6.0%	4.9%	1.1%	7.2%
New Orleans Park	442	7/28/1999	$910	94.4%	94.5%	3.8%	3.2%	5.5%	1.0%
Racquet Club East	466	7/7/1998	$1,125	93.9%	95.1%	3.6%	2.2%	1.6%	2.7%
Racquet Club South	103	5/27/1999	$954	93.7%	92.0%	2.0%	3.9%	(3.1%)	12.4%
Ridley Brook	244	7/28/1999	$981	95.1%	94.9%	2.9%	3.2%	2.3%	4.0%
Sherry Lake	298	7/23/1998	$1,307	94.9%	95.6%	5.3%	3.9%	4.7%	3.5%
The Brooke at Peachtree Village	146	8/15/2005	$1,211	96.6%	95.3%	4.1%	5.8%	5.7%	5.9%
The Landings	384	11/22/1996	$1,094	96.1%	94.5%	4.9%	6.5%	1.0%	10.1%
Trexler Park	250	3/15/2000	$1,137	95.1%	94.8%	4.6%	7.9%	4.8%	10.1%
Trexler Park West	216	8/15/2008	$1,394	96.4%	95.2%	4.9%	5.3%	(0.5%)	8.5%
Waterview	203	7/14/2011	$1,073	92.7%	91.3%	1.9%	6.1%	(15.4%)	28.3%
William Henry	363	3/15/2000	$1,210	95.1%	95.0%	3.2%	0.1%	(15.4%)	11.4%
Total Philadelphia	5,067		$1,144	95.1%	94.9%	4.4%	3.8%	0.3%	6.2%	10.6%

Washington, D.C.
1200 East West	247	5/11/2010	$1,888	96.3%	96.5%	4.3%	3.9%	85.5%	(24.5%)
Arbor Park of Alexandria	851	Redevelopment	$1,513	77.4%	80.7%	8.9%	4.3%	2.6%	5.4%
Braddock Lee	255	3/13/1998	$1,436	95.8%	97.8%	5.9%	4.9%	8.6%	2.9%
Cider Mill	864	9/27/2002	$1,210	96.8%	96.9%	3.4%	2.9%	(2.5%)	6.8%
Cinnamon Run	511	12/28/2005	$1,280	95.3%	93.7%	1.3%	2.5%	1.5%	2.9%
Courts at Huntington Station	421	Lease Up	$1,986	92.9%	65.0%	(3.2%)	35.7%	25.5%	41.4%
East Meadow	150	8/1/2000	$1,450	95.1%	96.2%	4.9%	0.1%	11.1%	(5.0%)
Elmwood Terrace	504	6/30/2000	$987	95.0%	95.5%	4.7%	4.1%	2.0%	5.6%
Falkland Chase	450	9/10/2003	$1,444	95.7%	96.9%	1.6%	0.7%	(1.6%)	1.7%
Hunters Glen	108	4/19/2011	$993	95.7%	96.8%	5.3%	4.3%	(0.4%)	7.0%
Mount Vernon Square	1,387	12/27/2006	$1,312	94.3%	92.6%	3.2%	5.0%	12.8%	1.3%
Newport Village	937	10/17/2011	$1,559	94.0%	n/a	n/a	n/a	n/a	n/a
Park Shirlington	294	3/13/1998	$1,406	97.3%	95.9%	4.1%	4.5%	(2.5%)	9.1%
Peppertree Farm	879	12/28/2005	$1,251	93.2%	93.7%	2.0%	2.6%	3.3%	2.3%
Seminary Hill	296	7/1/1999	$1,383	96.3%	97.0%	4.4%	4.1%	6.2%	2.8%
Seminary Towers	544	7/1/1999	$1,464	95.5%	96.5%	4.3%	4.6%	2.8%	5.6%
Somerset Park	108	10/11/2011	$1,493	96.1%	n/a	n/a	n/a	n/a	n/a
Tamarron	132	7/15/1999	$1,636	95.0%	91.7%	3.9%	7.1%	(9.4%)	14.2%
The Apts at Cobblestone Square	314	Lease Up	$1,280	97.0%	n/a	n/a	n/a	n/a	n/a
The Apts at Wellington Trace	240	3/2/2004	$1,413	97.1%	97.1%	3.9%	4.4%	2.4%	5.2%
The Courts at Dulles	411	11/30/2011	$1,549	94.6%	n/a	n/a	n/a	n/a	n/a
The Courts at Fair Oaks	364	9/30/2010	$1,528	96.5%	96.3%	4.3%	4.2%	5.7%	3.7%
The Manor - MD	435	8/31/2001	$1,334	96.4%	95.8%	2.6%	3.1%	(2.5%)	6.3%
The Manor - VA	198	2/19/1999	$1,128	95.6%	96.3%	5.2%	4.4%	1.4%	6.4%
The Manor East	164	5/11/2012	$1,094	91.9%	n/a	n/a	n/a	n/a	n/a
The Sycamores	185	12/16/2002	$1,473	96.6%	96.5%	5.1%	5.1%	19.9%	(1.7%)
Village at Potomac Falls	247	8/5/2010	$1,431	94.7%	95.5%	8.3%	9.9%	10.8%	9.4%
Virginia Village	344	5/31/2001	$1,430	97.1%	97.2%	3.6%	1.1%	(14.4%)	9.9%
West Springfield	244	11/18/2002	$1,577	95.6%	95.2%	3.3%	3.1%	13.2%	(0.6%)
Westchester West	345	12/30/2008	$1,359	93.6%	92.7%	3.0%	5.3%	(5.7%)	12.0%
Woodleaf	228	3/19/2004	$1,283	94.8%	95.4%	1.2%	1.7%	(2.2%)	3.5%
Woodway at Trinity Centre	504	5/17/2012	$1,409	96.1%	n/a	n/a	n/a	n/a	n/a
Total Washington, D.C.	13,161		$1,350	95.4%	95.3%	3.5%	3.8%	5.1%	3.0%	33.9%

TOTAL OWNED PORTFOLIO	42,635		$1,276	94.7%	n/a	n/a	n/a	n/a	n/a	100.0%
TOTAL CORE PORTFOLIO	36,214		$1,257	95.5%	95.2%	3.6%	4.3%	0.7%	6.4%

(1)	Reflects net change in base rental rates before utility reimbursements and economic occupancy changes.
(2)	Represents the percentage of the total NOI for the Company attributed to each region, including Core and Non-Core Properties.

Owned Community Results
December YTD						YTD '12 versus YTD '11
						% Growth
	# of	Date	YTD '12	YTD '12	YTD '11	Rental	Total	Total	Total	YTD '12
Region	Units	Acquired	Rent/Mo.	Occup.	Occup.	Rates(1)	Revenue	Expense	NOI	% Co. NOI (2)
Baltimore
Annapolis Roads	282	6/17/2010	$1,280	92.2%	90.0%	1.7%	9.3%	(3.1%)	17.6%
Bonnie Ridge	960	7/1/1999	$1,142	95.5%	95.2%	3.3%	3.8%	(3.4%)	7.4%
Canterbury	618	7/15/1999	$1,007	94.8%	94.9%	3.4%	2.8%	(4.1%)	6.8%
Charleston Place	858	9/30/2010	$1,178	96.4%	96.5%	4.3%	6.2%	(3.6%)	11.0%
Country Village	344	4/30/1998	$1,049	94.8%	96.8%	5.6%	2.6%	(0.0%)	4.1%
Dunfield	312	11/1/2007	$1,200	95.4%	95.9%	4.1%	3.1%	1.9%	3.7%
Fox Hall	720	3/28/2007	$895	92.3%	92.1%	2.9%	2.6%	(1.2%)	5.5%
Gateway Village	132	7/15/1999	$1,368	96.4%	95.8%	2.4%	3.7%	(1.3%)	6.4%
Heritage Woods	164	10/4/2006	$1,194	95.7%	97.0%	5.1%	4.1%	(1.2%)	7.0%
Howard Crossing	1,350	6/28/2012	$1,098	90.5%	n/a	n/a	n/a	n/a	n/a
Middlebrooke	208	4/1/2010	$989	94.8%	94.6%	5.0%	7.5%	(1.4%)	13.0%
Mill Towne Village	384	5/31/2001	$924	95.6%	93.7%	2.2%	3.8%	1.5%	5.2%
Morningside Heights	1,050	4/30/1998	$929	92.3%	92.6%	3.7%	2.5%	1.1%	3.3%
Owings Run	504	7/15/1999	$1,269	95.1%	95.7%	2.2%	1.6%	(5.3%)	4.7%
Ridgeview at Wakefield Valley	204	1/13/2005	$1,221	96.2%	95.2%	1.1%	1.9%	0.2%	2.9%
Saddle Brooke	468	10/29/2008	$1,099	94.3%	93.2%	6.1%	8.3%	(4.7%)	16.4%
Selford	102	7/15/1999	$1,409	96.6%	94.3%	3.3%	8.4%	(0.1%)	12.4%
The Apts at Cambridge Court	544	8/23/2011	$1,349	92.6%	n/a	n/a	n/a	n/a	n/a
The Coves at Chesapeake	469	11/20/2006	$1,286	94.2%	92.2%	4.2%	7.3%	(5.6%)	14.3%
The Greens at Columbia	168	7/29/2010	$1,427	94.1%	95.9%	4.8%	3.2%	1.1%	4.0%
Top Field	156	10/4/2006	$1,315	95.3%	96.9%	3.6%	1.9%	(4.5%)	4.8%
Village Square	370	7/15/1999	$1,193	95.6%	96.0%	2.4%	4.0%	5.9%	3.2%
Westbrooke	110	4/1/2010	$862	95.2%	94.6%	4.7%	6.4%	(5.8%)	18.0%
Total Baltimore	10,477		$1,108	94.7%	94.5%	3.6%	4.3%	(1.9%)	7.6%	21.8%

Boston
Gardencrest	695	6/28/2002	$1,637	96.7%	96.3%	5.6%	6.2%	(5.2%)	12.2%
Highland House	172	5/31/2006	$1,244	96.5%	96.3%	6.4%	7.4%	(0.0%)	13.3%
Liberty Commons	120	8/30/2006	$1,310	96.3%	96.9%	3.4%	2.9%	5.0%	2.0%
Liberty Place	107	6/6/2006	$1,508	95.9%	96.0%	4.2%	4.0%	0.9%	5.9%
Redbank Village	500	7/8/1998	$941	96.6%	96.4%	3.9%	5.6%	0.5%	9.2%
Stone Ends	280	2/12/2003	$1,310	95.7%	95.1%	4.8%	6.3%	6.4%	6.3%
The Commons at Haynes Farm	302	7/15/2011	$1,288	96.3%	n/a	n/a	n/a	n/a	n/a
The Heights at Marlborough	348	9/7/2006	$1,250	94.5%	94.4%	5.3%	6.7%	0.5%	11.2%
The Meadows at Marlborough	264	9/7/2006	$1,202	95.1%	95.0%	4.7%	4.6%	0.0%	8.2%
The Townhomes of Beverly	204	2/15/2007	$1,544	96.4%	96.3%	4.0%	5.8%	(6.6%)	13.5%
The Village at Marshfield	276	3/17/2004	$1,202	96.0%	95.8%	3.8%	4.8%	3.1%	5.8%
Westwoods	35	4/30/2007	$1,310	97.0%	96.6%	6.4%	11.5%	(12.4%)	39.2%
Total Boston	3,303		$1,317	96.1%	95.9%	4.9%	5.8%	(0.9%)	10.0%	8.2%

Chicago
Blackhawk	371	10/20/2000	$896	95.5%	95.2%	2.8%	2.7%	(9.5%)	14.8%
Courtyards Village	224	8/29/2001	$892	97.1%	98.0%	5.8%	6.0%	4.4%	7.5%
Cypress Place	192	12/27/2000	$1,008	97.3%	97.3%	6.8%	7.2%	(14.8%)	28.1%
Lakeview Townhomes	120	10/18/2010	$1,228	93.9%	94.3%	6.5%	9.6%	1.2%	16.8%
The Colony	783	9/1/1999	$897	96.5%	97.0%	3.5%	3.6%	(14.5%)	18.3%
The Gates of Deer Grove	204	12/15/2011	$1,042	94.5%	n/a	n/a	n/a	n/a	n/a
The New Colonies	672	6/23/1998	$773	95.2%	95.6%	2.2%	2.6%	1.5%	3.5%
Total Chicago	2,566		$887	95.9%	96.3%	3.8%	4.2%	(6.8%)	13.8%	4.1%

Florida
The Hamptons	668	7/7/2004	$1,007	94.9%	94.9%	2.8%	3.7%	(1.1%)	8.6%
Vinings at Hampton Village	168	7/7/2004	$1,124	96.0%	96.3%	1.8%	1.5%	(2.7%)	5.8%
Total Florida	836		$1,031	95.1%	95.2%	2.6%	3.2%	(1.4%)	8.0%	1.3%

Long Island, NY
Bayview / Colonial	160	11/1/2000	$1,312	98.6%	98.1%	4.1%	5.6%	(8.6%)	17.9%
Cambridge Village	82	3/1/2002	$1,873	97.9%	98.0%	4.7%	3.5%	(0.5%)	6.2%
Crescent Club	257	9/30/2010	$1,345	96.2%	96.7%	5.5%	6.8%	(5.3%)	16.1%
Devonshire Hills	656	7/16/2001	$1,641	96.5%	96.7%	3.6%	4.0%	0.1%	6.3%
Hawthorne Court	434	4/4/2002	$1,478	96.7%	96.9%	2.7%	3.1%	2.8%	3.3%
Heritage Square	80	4/4/2002	$1,837	98.1%	97.7%	5.3%	5.9%	0.0%	10.7%
Holiday Square	144	5/31/2002	$1,269	98.7%	96.0%	3.7%	7.6%	19.5%	1.0%
Lake Grove	368	2/3/1997	$1,503	96.4%	95.8%	4.3%	5.1%	(0.5%)	8.6%
Mid-Island Estates	232	7/1/1997	$1,461	98.6%	97.8%	4.2%	5.4%	(3.4%)	11.2%
Sayville Commons	342	7/15/2005	$1,629	96.7%	97.0%	2.5%	2.2%	6.5%	(1.1%)
South Bay Manor	61	9/11/2000	$1,684	97.3%	95.9%	2.6%	3.8%	35.0%	(11.4%)
Southern Meadows	452	6/29/2001	$1,464	96.4%	95.8%	3.8%	3.9%	(21.0%)	22.3%
Westwood Village	242	3/1/2002	$2,484	97.2%	96.1%	4.2%	7.0%	2.9%	9.9%
Woodmont Village	97	3/1/2002	$1,370	96.4%	97.2%	3.4%	4.5%	3.5%	5.1%
Yorkshire Village	40	3/1/2002	$1,905	97.7%	97.5%	3.6%	3.7%	(2.9%)	10.7%
Total Long Island	3,647		$1,585	96.9%	96.7%	3.7%	4.6%	(1.0%)	8.5%	10.7%

Owned Community Results
December YTD						YTD '12 versus YTD '11
						% Growth
	# of	Date	YTD '12	YTD '12	YTD '11	Rental	Total	Total	Total	YTD '12
Region	Units	Acquired	Rent/Mo.	Occup.	Occup.	Rates(1)	Revenue	Expense	NOI	% Co. NOI (2)
New Jersey
Barrington Gardens	148	3/1/2005	$1,286	97.1%	96.8%	7.4%	8.2%	5.5%	9.9%
Chatham Hill	308	1/30/2004	$1,881	95.1%	94.5%	6.6%	6.9%	(5.5%)	12.5%
East Hill Gardens	33	7/8/1998	$1,607	97.7%	94.5%	3.4%	9.3%	1.5%	13.9%
Hackensack Gardens	198	3/1/2005	$1,176	97.6%	97.9%	5.1%	5.8%	1.2%	9.4%
Jacob Ford Village	270	2/15/2007	$1,327	98.5%	96.8%	6.4%	8.3%	(9.2%)	18.3%
Lakeview	106	7/8/1998	$1,431	97.3%	96.1%	3.7%	4.3%	(2.1%)	9.1%
Northwood	134	1/30/2004	$1,387	97.2%	96.9%	3.6%	5.2%	9.9%	2.0%
Oak Manor	77	7/8/1998	$1,890	97.9%	95.4%	5.2%	6.5%	3.4%	8.1%
Pleasant View	1,142	7/8/1998	$1,190	95.8%	95.6%	3.4%	3.6%	(2.7%)	7.9%
Pleasure Bay	270	7/8/1998	$1,081	96.6%	94.8%	3.8%	5.5%	(2.3%)	12.9%
Royal Gardens	550	5/28/1997	$1,294	96.5%	96.4%	3.8%	3.4%	(5.1%)	9.3%
Wayne Village	275	7/8/1998	$1,443	97.1%	96.9%	2.9%	2.9%	(2.4%)	5.9%
Windsor Realty	67	7/8/1998	$1,324	95.0%	96.8%	2.9%	1.6%	(1.8%)	4.2%
Total New Jersey	3,578		$1,326	96.5%	96.0%	4.3%	4.9%	(2.4%)	9.6%	9.1%

Philadelphia
Castle Club	158	3/15/2000	$1,013	93.7%	94.0%	3.6%	1.8%	1.1%	2.3%
Glen Manor	174	9/23/1997	$821	94.6%	95.9%	1.0%	(2.0%)	(5.6%)	2.0%
Golf Club	399	3/15/2000	$1,137	94.6%	94.3%	3.9%	2.3%	(4.6%)	6.5%
Hill Brook Place	274	7/28/1999	$942	95.5%	94.7%	4.1%	3.3%	(2.5%)	9.3%
Home Properties of Bryn Mawr	316	3/15/2000	$1,435	94.6%	94.1%	10.8%	9.0%	(7.0%)	18.9%
Home Properties of Devon	631	3/15/2000	$1,233	94.1%	93.8%	7.4%	5.7%	(3.0%)	11.1%
New Orleans Park	442	7/28/1999	$898	94.8%	94.7%	3.6%	2.4%	(0.7%)	5.7%
Racquet Club East	466	7/7/1998	$1,113	95.0%	95.1%	4.9%	3.6%	(1.6%)	7.4%
Racquet Club South	103	5/27/1999	$945	94.8%	95.2%	3.9%	2.1%	(2.4%)	6.8%
Ridley Brook	244	7/28/1999	$967	95.5%	93.9%	3.0%	3.6%	(1.9%)	9.0%
Sherry Lake	298	7/23/1998	$1,271	96.3%	96.1%	5.4%	4.1%	(0.8%)	6.8%
The Brooke at Peachtree Village	146	8/15/2005	$1,186	97.1%	96.3%	4.3%	5.1%	(0.4%)	8.8%
The Landings	384	11/22/1996	$1,068	96.2%	95.9%	5.5%	5.4%	0.3%	8.9%
Trexler Park	250	3/15/2000	$1,118	94.6%	94.9%	5.0%	4.8%	(2.7%)	10.3%
Trexler Park West	216	8/15/2008	$1,372	95.5%	96.2%	5.6%	5.4%	0.0%	8.4%
Waterview	203	7/14/2011	$1,060	93.1%	n/a	n/a	n/a	n/a	n/a
William Henry	363	3/15/2000	$1,194	94.7%	94.3%	5.6%	6.1%	(10.5%)	19.2%
Total Philadelphia	5,067		$1,124	95.0%	94.8%	5.4%	4.4%	(3.0%)	9.8%	10.8%

Washington, D.C.
1200 East West	247	5/11/2010	$1,885	96.3%	96.0%	7.9%	9.2%	20.6%	3.6%
Arbor Park of Alexandria	851	Redevelopment	$1,462	79.9%	86.6%	8.7%	0.5%	(2.5%)	2.4%
Braddock Lee	255	3/13/1998	$1,396	97.5%	97.7%	4.6%	3.6%	3.4%	3.6%
Cider Mill	864	9/27/2002	$1,192	96.2%	95.4%	3.6%	4.2%	1.4%	6.4%
Cinnamon Run	511	12/28/2005	$1,276	93.9%	94.8%	2.6%	2.2%	4.8%	1.0%
Courts at Huntington Station	421	Lease Up	$1,994	87.8%	n/a	n/a	n/a	n/a	n/a
East Meadow	150	8/1/2000	$1,415	96.8%	97.8%	4.5%	1.6%	0.7%	2.0%
Elmwood Terrace	504	6/30/2000	$969	95.3%	95.3%	4.6%	4.9%	(1.0%)	9.8%
Falkland Chase	450	9/10/2003	$1,440	95.5%	95.5%	2.7%	2.8%	1.7%	3.3%
Hunters Glen	108	4/19/2011	$976	95.9%	n/a	n/a	n/a	n/a	n/a
Mount Vernon Square	1,387	12/27/2006	$1,289	94.5%	94.4%	3.5%	4.1%	5.2%	3.5%
Newport Village	937	10/17/2011	$1,553	94.6%	n/a	n/a	n/a	n/a	n/a
Park Shirlington	294	3/13/1998	$1,380	97.2%	97.1%	4.5%	3.7%	0.8%	5.7%
Peppertree Farm	879	12/28/2005	$1,245	94.0%	93.2%	2.8%	3.9%	2.5%	4.8%
Seminary Hill	296	7/1/1999	$1,367	97.2%	97.6%	5.3%	4.5%	1.7%	6.5%
Seminary Towers	544	7/1/1999	$1,440	95.6%	96.0%	5.8%	5.3%	1.7%	7.7%
Somerset Park	108	10/11/2011	$1,451	97.1%	n/a	n/a	n/a	n/a	n/a
Tamarron	132	7/15/1999	$1,588	95.5%	95.4%	3.3%	3.3%	(8.6%)	8.5%
The Apts at Cobblestone Square	314	Lease Up	$1,270	83.7%	n/a	n/a	n/a	n/a	n/a
The Apts at Wellington Trace	240	3/2/2004	$1,394	96.8%	97.7%	5.3%	4.8%	0.5%	6.8%
The Courts at Dulles	411	11/30/2011	$1,544	94.5%	n/a	n/a	n/a	n/a	n/a
The Courts at Fair Oaks	364	9/30/2010	$1,500	96.2%	96.0%	4.3%	5.2%	5.1%	5.3%
The Manor - MD	435	8/31/2001	$1,321	95.8%	94.5%	3.1%	4.9%	(5.6%)	10.9%
The Manor - VA	198	2/19/1999	$1,106	96.9%	97.5%	6.6%	4.8%	(1.9%)	9.4%
The Manor East	164	5/11/2012	$1,057	94.3%	n/a	n/a	n/a	n/a	n/a
The Sycamores	185	12/16/2002	$1,449	96.7%	96.3%	5.6%	5.7%	8.1%	4.5%
Village at Potomac Falls	247	8/5/2010	$1,391	96.4%	96.2%	8.2%	9.5%	2.4%	14.0%
Virginia Village	344	5/31/2001	$1,411	97.0%	98.0%	5.8%	2.4%	(8.4%)	8.7%
West Springfield	244	11/18/2002	$1,556	95.8%	96.8%	5.5%	5.4%	7.0%	4.6%
Westchester West	345	12/30/2008	$1,337	93.9%	93.1%	2.8%	5.1%	0.3%	7.9%
Woodleaf	228	3/19/2004	$1,284	95.5%	94.2%	2.9%	4.5%	(0.7%)	7.0%
Woodway at Trinity Centre	504	5/17/2012	$1,374	95.9%	n/a	n/a	n/a	n/a	n/a
Total Washington, D.C.	13,161		$1,332	95.6%	95.5%	4.2%	4.5%	2.1%	5.8%	34.0%

TOTAL OWNED PORTFOLIO	42,635		$1,259	94.9%	n/a	n/a	n/a	n/a	n/a	100.0%
TOTAL CORE PORTFOLIO	36,214		$1,239	95.6%	95.5%	4.2%	4.5%	(1.1%)	8.1%

(1)	Reflects net change in base rental rates before utility reimbursements and economic occupancy changes.
(2)	Represents the percentage of the total NOI for the Company attributed to each region, including Core and Non-Core Properties.

Physical Occupancy Comparison By Region - Core Properties

Sequential Comparison
Fourth Quarter 2012 vs. Third Quarter 2012

Region	% Units	4Q '12	3Q '12	Variance

Washington, D.C.	25.8%	95.4%	95.6%	(0.2%)
Baltimore	23.7%	94.2%	94.3%	(0.1%)
New Jersey, Long Island	20.0%	97.0%	96.6%	0.4%
Philadelphia	13.4%	95.1%	94.3%	0.8%
Boston	8.3%	95.7%	96.6%	(0.9%)
Chicago	6.5%	95.1%	96.1%	(1.0%)
Florida	2.3%	94.6%	95.3%	(0.7%)

Total Core	100.0%	95.5%	95.5%	0.0%

Year over Year Comparison
Fourth Quarter 2012 vs. Fourth Quarter 2011

Region	% Units	4Q '12	4Q '11	Variance

Washington, D.C.	25.8%	95.4%	95.3%	0.1%
Baltimore	23.7%	94.2%	94.2%	0.0%
New Jersey, Long Island	20.0%	97.0%	96.1%	0.9%
Philadelphia	13.4%	95.1%	94.9%	0.2%
Boston	8.3%	95.7%	95.3%	0.4%
Chicago	6.5%	95.1%	96.4%	(1.3%)
Florida	2.3%	94.6%	94.7%	(0.1%)

Total Core	100.0%	95.5%	95.2%	0.3%

December vs. Quarter Comparison

Region	% Units	Dec '12	4Q '12	Variance

Washington, D.C.	25.8%	95.2%	95.4%	(0.2%)
Baltimore	23.7%	94.3%	94.2%	0.1%
New Jersey, Long Island	20.0%	97.5%	97.0%	0.5%
Philadelphia	13.4%	95.5%	95.1%	0.4%
Boston	8.3%	95.4%	95.7%	(0.3%)
Chicago	6.5%	95.4%	95.1%	0.3%
Florida	2.3%	93.7%	94.6%	(0.9%)

Total Core	100.0%	95.6%	95.5%	0.1%

Net Operating Results - Core Properties

Sequential Results
Fourth Quarter 2012 vs. Third Quarter 2012

		Base Rental	Total
Region	% Units	Revenues(1)	Revenues	Expenses	NOI

Washington, D.C.	25.8%	0.4%	0.7%	(3.5%)	3.1%
Baltimore	23.7%	0.8%	1.7%	1.9%	1.7%
New Jersey, Long Island	20.0%	1.0%	1.7%	0.7%	2.2%
Philadelphia	13.4%	1.9%	3.5%	7.4%	1.1%
Boston	8.3%	(0.2%)	(0.5%)	7.6%	(4.5%)
Chicago	6.5%	0.0%	0.4%	27.3%	(12.6%)
Florida	2.3%	(0.3%)	(0.7%)	(4.3%)	2.6%

Total Core	100.0%	0.7%	1.3%	2.2%	0.9%

Year Over Year Results
Fourth Quarter 2012 vs. Fourth Quarter 2011
		Base Rental	Total
Region	% Units	Revenues(1)	Revenues	Expenses	NOI

Washington, D.C.	25.8%	3.7%	3.8%	5.1%	3.0%
Baltimore	23.7%	3.2%	4.2%	3.8%	4.4%
New Jersey, Long Island	20.0%	4.7%	5.1%	(4.5%)	11.5%
Philadelphia	13.4%	4.6%	3.8%	0.3%	6.2%
Boston	8.3%	5.0%	5.5%	2.8%	7.0%
Chicago	6.5%	1.5%	2.4%	(6.5%)	9.8%
Florida	2.3%	5.4%	4.7%	(3.5%)	12.9%

Total Core	100.0%	4.0%	4.3%	0.7%	6.4%

(1)	Reflects net change in base rental revenues before utility reimbursements and economic occupancy changes.

Percentage Change in New Lease and Renewal Lease Rents Compared to
Expiring Lease Rents - Core Properties

	1Q '11		2Q '11		3Q '11		4Q '11		YTD '11
Region	New	Renewal	New	Renewal	New	Renewal	New	Renewal	New	Renewal
Baltimore	1.9%	3.5%	5.2%	4.3%	3.5%	4.1%	0.0%	3.8%	3.0%	4.0%

Boston	2.0%	3.5%	6.8%	4.3%	5.0%	4.2%	2.6%	4.3%	4.6%	4.2%

Chicago	3.7%	4.0%	5.0%	4.6%	4.3%	5.0%	1.1%	4.8%	3.9%	4.8%

Florida	(1.8%)	1.5%	1.9%	2.4%	(0.8%)	3.5%	(0.1%)	3.7%	(0.3%)	2.9%

New Jersey, Long Island	0.3%	3.2%	4.6%	3.4%	5.7%	3.8%	3.3%	3.9%	4.2%	3.7%

Philadelphia	4.0%	3.4%	9.9%	5.1%	7.6%	4.8%	4.2%	3.5%	7.2%	4.3%

Washington, D.C.	2.7%	4.4%	4.8%	4.7%	5.2%	4.4%	3.6%	4.3%	4.4%	4.5%

Total Core	1.9%	3.6%	5.7%	4.3%	5.1%	4.2%	2.5%	4.0%	4.3%	4.1%

Spread (1)	1.7%		(1.4%)		(0.9%)		1.5%		(0.2%)

	1Q '12		2Q '12		3QQ '12		4Q '12		YTD '12
Region	New	Renewal	New	Renewal	New	Renewal	New	Renewal	New	Renewal
Baltimore	0.1%	3.6%	1.9%	3.4%	2.3%	4.0%	(0.1%)	4.3%	1.2%	3.9%

Boston	3.8%	4.1%	6.6%	3.6%	5.4%	4.5%	1.7%	4.3%	4.8%	4.1%

Chicago	0.1%	3.8%	1.5%	3.4%	3.1%	3.4%	(1.7%)	4.4%	1.1%	3.5%

Florida	1.1%	2.4%	5.9%	2.5%	4.9%	4.3%	5.5%	4.5%	4.0%	3.5%

New Jersey, Long Island	1.9%	4.0%	4.0%	3.3%	3.1%	3.4%	1.2%	3.1%	2.8%	3.3%

Philadelphia	6.0%	3.0%	6.7%	3.4%	4.6%	4.5%	(0.4%)	3.5%	4.4%	3.9%

Washington, D.C.	1.3%	4.1%	3.4%	3.9%	3.5%	4.3%	1.3%	4.5%	2.5%	4.1%

Total Core	1.8%	3.8%	3.8%	3.5%	3.4%	4.0%	0.7%	3.9%	2.6%	3.8%

Spread (1)	2.0%		(0.3%)		0.6%		3.2%		1.2%

(1)	Spread is the difference between the percentage change in rents on renewed leases compared to new leases.

Resident Statistics

Top Six Reasons for Moveouts - Owned Communities
	4Q	3Q	2Q	1Q	4Q	3Q	2Q	1Q	Year	Year	Year	Year
	'12	'12	'12	'12	'11	'11	'11	'11	'12	'11	'10	'09

Eviction/skip	14.3%	12.7%	12.8%	16.9%	16.2%	14.4%	14.8%	20.4%	14.2%	16.4%	15.6%	14.0%

Employment related	14.1%	12.5%	13.4%	12.6%	12.3%	12.9%	13.6%	15.0%	13.2%	13.4%	13.9%	15.7%

Transfer w/in HME	13.3%	12.5%	11.5%	15.0%	13.7%	11.0%	10.6%	11.2%	13.1%	11.6%	12.3%	12.9%

Home purchase	13.0%	11.2%	11.2%	9.6%	11.4%	10.8%	9.9%	9.5%	11.3%	10.4%	11.0%	12.3%

Location convenience/
apartment size	12.1%	13.0%	13.5%	11.7%	12.8%	14.1%	13.0%	12.6%	12.6%	13.1%	12.1%	10.1%

Rent level	10.5%	11.0%	10.8%	11.0%	10.1%	11.9%	10.9%	9.1%	10.8%	10.5%	10.0%	10.0%

Traffic - Core					Turnover - Core
			Signed	Signed
	Traffic	Traffic	Leases	Leases
	4Q '12	YTD '12	4Q '12	YTD '12
	vs.	vs.	vs.	vs.	4Q	4Q	YTD	YTD
	4Q '11	YTD '11	4Q '11	YTD '11	'12	'11	'12	'11

Region
Baltimore	(3.9%)	0.2%	(2.7%)	1.5%	9.0%	9.1%	40.7%	39.5%
Boston	14.1%	0.7%	27.4%	(0.1%)	9.9%	9.6%	39.5%	40.1%
Chicago	2.7%	(5.3%)	(8.7%)	(8.5%)	10.0%	10.3%	48.9%	47.8%
Florida	(21.7%)	(5.5%)	(8.9%)	(2.5%)	11.6%	13.0%	44.6%	48.6%
Long Island	(6.2%)	(7.4%)	17.3%	(4.5%)	7.0%	7.6%	32.9%	31.9%
New Jersey	(25.1%)	(7.5%)	(15.2%)	(3.4%)	8.1%	7.5%	35.2%	35.1%
Philadelphia	3.3%	(4.8%)	6.3%	1.0%	9.0%	9.4%	43.1%	42.8%
Washington, D.C.	(7.6%)	(9.8%)	(8.3%)	0.8%	7.8%	8.4%	35.4%	34.9%

Total Core	(4.8%)	(5.0%)	(1.0%)	(0.7%)	8.6%	8.8%	38.9%	38.4%

Bad Debt as % of Rent and Utility Recovery - Core
	4Q	4Q	YTD	YTD
	'12	'11	'12	'11
	1.06%	1.17%	1.01%	1.17%

Net Operating Income Detail
($ in thousands, except per unit data)

Core Properties
			Qtr	%			YTD	%
	4Q '12	4Q '11	Variance	Variance	YTD '12	YTD '11	Variance	Variance

Rent	$128,965	$124,015	$4,950	4.0%	$509,476	$487,214	$22,262	4.6%
Utility recovery	5,570	5,080	490	9.6%	20,471	20,753	(282)	(1.4%)
Rent including recoveries	134,535	129,095	5,440	4.2%	529,947	507,967	21,980	4.3%
Other income	5,651	5,348	303	5.7%	24,482	22,355	2,127	9.5%

Total income	140,186	134,443	5,743	4.3%	554,429	530,322	24,107	4.5%
Operating & maintenance	(50,528)	(50,167)	(361)	(0.7%)	(202,819)	(205,128)	2,309	1.1%

Core Properties NOI	$89,658	$84,276	$5,382	6.4%	$351,610	$325,194	$26,416	8.1%

Physical Occupancy %	95.5%	95.2%	0.3%		95.6%	95.5%	0.1%

Weighted Avg Rent per Unit	$1,257	$1,213	$44	3.6%	$1,239	$1,189	$50	4.2%

Acquired Properties (1)			Redevelopment Property (2)
	4Q '12	YTD '12		4Q '12	YTD '12

Rent	$17,773	$58,850	Rent	$2,970	$11,851
Utility recovery	860	2,844	Utility recovery	127	483
Rent including recoveries	18,633	61,694	Rent including recoveries	3,097	12,334
Other income	634	2,179	Other income	120	569

Total income	19,267	63,873	Total income	3,217	12,903
Operating & maintenance	(6,935)	(22,664)	Operating & maintenance	(1,177)	(4,762)

Acquired Properties NOI	$12,332	$41,209	Redevelopment Property NOI	$2,040	$8,141

Physical Occupancy %	93.4%	94.0%	Physical Occupancy %	77.4%	79.9%

Weighted Avg Rent per Unit	$1,315	$1,324	Weighted Avg Rent per Unit	$1,513	$1,462

Development Properties (3)
	4Q '12	YTD '12

Rent	$3,458	$11,756
Utility recovery	62	185
Rent including recoveries	3,520	11,941
Other income	221	892

Total income	3,741	12,833
Operating & maintenance	(1,327)	(4,795)

Development Properties NOI	$2,414	$8,038

Physical Occupancy %	94.2%	86.7%

Weighted Avg Rent per Unit	$1,684	$1,736

(1)	Acquired Properties consists of properties acquired subsequent to January 1, 2011, such that full year operating results are not available.
(2)	The Redevelopment Property is Arbor Park of Alexandria, where 851 units in fifty-two buildings began being extensively renovated in 2011 on a building by building basis.
(3)	Development Properties consists of two properties, Courts at Huntington Station and The Apts at Cobblestone Square.

Seasonality Factor for NAV Calculation

To annualize net operating income in order to calculate a net asset value, the seasonality factor to apply to the current quarter's effective NOI run rate is 25.4%.  This will adjust for the typical seasonal variability in NOI for each quarter.

Operating Expense Detail - Core Properties
($ in thousands)

			Qtr	%			YTD	%
	4Q '12	4Q '11	Variance	Variance	YTD '12	YTD '11	Variance	Variance

Electricity	$1,616	$1,679	$(63)	(3.8%)	$7,142	$7,720	$(578)	(7.5%)

Gas	4,301	4,323	(22)	(0.5%)	13,465	15,780	(2,315)	(14.7%)

Water & sewer	4,422	4,208	214	5.1%	17,000	16,473	527	3.2%

Repairs & maintenance	7,429	7,794	(365)	(4.7%)	30,450	31,009	(559)	(1.8%)

Personnel expense	11,576	11,251	325	2.9%	46,295	47,177	(882)	(1.9%)

Advertising	1,066	1,066	-	0.0%	4,373	4,276	97	2.3%

Legal & professional	649	434	215	49.5%	2,002	1,866	136	7.3%

Office & telephone	1,454	1,359	95	7.0%	6,042	5,720	322	5.6%

Property insurance	1,358	830	528	63.6%	6,340	5,024	1,316	26.2%

Real estate taxes	12,291	12,730	(439)	(3.4%)	51,377	49,677	1,700	3.4%

Snow	127	80	47	58.8%	378	1,537	(1,159)	(75.4%)

Trash	747	786	(39)	(5.0%)	3,023	3,078	(55)	(1.8%)

Property management G & A	3,492	3,627	(135)	(3.7%)	14,932	15,791	(859)	(5.4%)

Total Core	$50,528	$50,167	$361	0.7%	$202,819	$205,128	$(2,309)	(1.1%)

Discontinued Operations (1)
($ in thousands)

The operating results of discontinued operations are summarized as follows for the three and twelve months ended December 31, 2012 and 2011:

	4Q '12	4Q '11	YTD '12	YTD '11
Revenues:
Rental income	$1,620	$4,236	$14,360	$16,590
Property other income	405	437	1,834	1,826
Total revenues	2,025	4,673	16,194	18,416
Expenses:
Operating and maintenance	828	1,815	6,201	7,468
Interest expense(2)	2,319	739	4,490	2,965
Depreciation and amortization	281	1,047	3,355	4,105
Total expenses	3,428	3,601	14,046	14,538
Income (loss) from discontinued operations	$(1,403)	$1,072	$2,148	$3,878

(1)	Discontinued operations consists of two properties (424 units) disposed in 3Q '12, and four properties (1,172 units) disposed in 4Q '12.
(2)	Includes loan prepayment penalty of $2,115 for the three and twelve months ended December 31, 2012.

Summary of Recent Acquisitions
($ in millions, except unit and per unit data)

							Wtd. Avg.
			Purchase	# of	CAP (1)	Purchase	Price Per
Community	Region	State	Date	Units	Rate	Price	Unit
2012 Acquisitions

The Manor East	Suburban D.C.	VA	5/11/2012	164	7.0%	$16.2	$98,780
Woodway at Trinity Centre	Suburban D.C.	VA	5/17/2012	504	5.7%	96.0	190,476
Howard Crossing	Baltimore	MD	6/28/2012	1,350	5.9%	186.0	137,778
			Total 2012	2,018	5.9%	$298.2	$147,770

2011 Acquisitions

Hunters Glen	Suburban D.C.	MD	4/19/2011	108	7.2%	$7.0	$64,815
Waterview	Philadelphia	PA	7/14/2011	203	5.7%	24.6	121,182
The Commons at Haynes Farm	Boston	MA	7/15/2011	302	5.9%	40.5	134,106
The Apartments at Cambridge Court	Baltimore	MD	8/23/2011	544	5.4%	90.4	166,176
Somerset Park	Suburban D.C.	VA	10/11/2011	108	5.2%	20.3	187,500
Newport Village	Suburban D.C.	VA	10/17/2011	937	5.4%	205.0	218,783
The Courts at Dulles	Suburban D.C.	VA	11/30/2011	411	5.2%	92.8	225,669
The Gates of Deer Grove	Chicago	IL	12/15/2011	204	6.2%	20.2	99,020
			Total 2011	2,817	5.5%	$500.7	$177,742

	Total 2012 and 2011 Acquisitions			4,835	5.6%	$798.9	$165,233

(1)	CAP rate based on projected NOI at the time of acquisition after an allowance for a 2.7% management fee but before capital expenditures.

Summary of Recent Sales
($ in millions, except unit and per unit data)
							Wtd. Avg.
			Sale	# of	CAP (1)	Sales	Price Per
Community	Region	State	Date	Units	Rate	Price	Unit
2012 Sales
Chesterfield Apartments	Philadelphia	PA	9/13/2012	247	6.1%	$25.2	$101,842
Woodholme Manor	Baltimore	MD	9/20/2012	177	7.0%	16.0	90,395
Curren Terrace	Philadelphia	PA	10/11/2012	318	6.0%	29.8	93,689
Falcon Crest	Baltimore	MD	11/8/2012	396	6.8%	46.0	116,162
Timbercroft	Baltimore	MD	12/13/2012	284	6.3%	29.2	102,641
Glen Brook	Philadelphia	PA	12/21/2012	174	6.1%	13.5	77,586

			Total 2012	1,596	6.4%	$159.6	$99,999

2011 Sales
			Total 2011	-		$-

			Total 2012 and 2011 Sales	1,596	6.4%	$159.6	$99,999

(1)	CAP rate based on historical NOI after an allowance for a 2.7% management fee but before capital expenditures.

Breakdown of Owned Units By Region

			Net			Net
			Acquired/			Acquired/
		As of	Developed	As of	12/31/2011	Developed	As of	Current
Region	State	12/31/2010	in 2011	12/31/2011	% of Units	in 2012	12/31/2012	% of Units
Suburban Washington, D.C.	MD/VA	10,393	1,837	12,230	29.2%	931	13,161	30.9%
Baltimore	MD	9,440	544	9,984	23.8%	493	10,477	24.6%
Suburban New York City	NY/NJ	7,225	-	7,225	17.2%	-	7,225	16.9%
Philadelphia	PA	5,603	203	5,806	13.8%	(739)	5,067	11.9%
Boston	MA	3,002	302	3,304	7.9%	(1)	3,303	7.7%
Chicago	IL	2,362	204	2,566	6.1%	-	2,566	6.0%
Florida	FL	836	-	836	2.0%	-	836	2.0%
Total		38,861	3,090	41,951	100.0%	684	42,635	100.0%

Debt Summary Schedule
		INTEREST	12/31/12	MATURITY	YEARS TO
PROPERTY	LENDER	RATE	BALANCE	DATE	MATURITY

FIXED RATE SECURED

Hackensack Gardens - 1st	JPMorgan Chase - Fannie Mae	5.260	4,174,685	03/01/13	0.16
Hackensack Gardens - 2nd	JPMorgan Chase - Fannie Mae	5.440	4,099,822	03/01/13	0.16
Barrington Gardens	Wachovia - Freddie Mac	4.960	10,597,167	04/01/13	0.25
Canterbury Apartments - 1st	M&T Realty-Fannie Mae	5.020	25,368,905	05/01/13	0.33
Canterbury Apartments - 2nd	M&T Realty-Fannie Mae	6.460	16,169,554	05/01/13	0.33
Multi-Property Facility	Prudential - Fannie Mae	6.475	100,000,000	08/31/13	0.67
Saddle Brook Apts. - 1st	Wells Fargo - Fannie Mae	5.840	26,350,401	11/01/13	0.84
Saddle Brook Apts. - 2nd	Wells Fargo - Fannie Mae	6.290	3,090,316	11/01/13	0.84
Falkland Chase	Centerline (CIII) - Fannie Mae	5.480	9,906,270	04/01/14	1.25
The Apts. At Wellington Trace	M&T Realty - Freddie Mac	5.520	22,937,105	04/01/14	1.25
Hawthorne Court	Centerline (CIII) - Fannie Mae	5.270	32,971,022	07/01/14	1.50
The Greens at Columbia	M&T Realty-Fannie Mae	3.930	9,270,420	08/01/14	1.58
Westchester West - 1st	Deutsche Bank Berkshire - Freddie	6.150	26,210,248	03/01/15	2.16
Westchester West - 2nd	Deutsche Bank Berkshire - Freddie	6.640	7,297,663	03/01/15	2.16
Stratford Greens	Capital One Bank	5.750	29,806,312	07/01/15	2.50
Sayville Commons	M&T Realty - Freddie Mac	5.000	38,045,014	08/01/15	2.58
Charleston Place	Wells Fargo - Freddie Mac	3.770	32,189,627	09/01/15	2.67
Charleston Place	Wells Fargo - Freddie Mac	3.770	22,155,776	09/02/15	2.67
Charleston Place	Wells Fargo - Freddie Mac	3.770	19,287,144	09/03/15	2.67
Cypress Place Apartments	Prudential - Fannie Mae	6.555	9,926,507	11/01/15	2.84
Golf Club Apartments	Prudential - Fannie Mae	6.380	31,983,508	11/01/15	2.84
Northwood Apartments	M&T Realty - Freddie Mac	5.500	10,218,802	12/01/15	2.92
Cinnamon Run - 1st	M&T Realty - Freddie Mac	5.250	48,271,795	01/01/16	3.00
Cinnamon Run - 2nd	M&T Realty - Freddie Mac	5.550	5,012,614	01/01/16	3.00
Peppertree Farm - 1st	M&T Realty - Freddie Mac	5.250	74,299,800	01/01/16	3.00
Peppertree Farm - 2nd	M&T Realty - Freddie Mac	5.550	1,822,765	01/01/16	3.00
The Hamptons/Vinings at Hamptons	Prudential - Fannie Mae	5.565	48,909,882	02/01/16	3.09
Devonshire - 1st	Wachovia - Fannie Mae	5.600	35,816,956	04/01/16	3.25
Devonshire - 2nd	Wachovia - Fannie Mae	6.235	8,125,771	04/01/16	3.25
Mid-Island	Prudential - Fannie Mae	5.480	18,849,515	04/01/16	3.25
Owings Run 1 & 2	Prudential - Fannie Mae	5.590	40,822,794	04/01/16	3.25
The Manor East	KeyBank - Freddie Mac	3.250	7,136,154	04/01/16	3.25
Country Village	Centerline (CIII) - Fannie Mae	5.520	17,974,555	06/01/16	3.42
Fox Hall Apartments	Columbia Nat'l - Freddie Mac	5.610	47,000,000	06/01/17	4.42
Mill Towne Village	Prudential - Fannie Mae	5.990	24,239,000	09/01/17	4.67
Royal Gardens Apts.	M&T Realty - Freddie Mac	5.830	47,000,000	11/01/17	4.84
Village Square 1, 2 & 3	Prudential - Fannie Mae	5.810	39,285,000	12/01/17	4.92
Chatham Hill	M&T Realty - Freddie Mac	5.590	43,163,693	01/01/18	5.01
William Henry Apartments	PNC - Fannie Mae	4.850	27,838,327	01/01/18	5.01
Seminary Towers Apartments	Prudential - Fannie Mae	5.485	53,515,000	07/01/18	5.50
The Manor (MD)	Prudential - Fannie Mae	4.230	45,078,091	11/01/18	5.84
Bonnie Ridge - 1st	Prudential Life	6.600	8,915,537	12/15/18	5.96
Bonnie Ridge - 2nd	Prudential Life	6.160	16,983,863	12/15/18	5.96
Bonnie Ridge - 3rd	Prudential Life	6.070	24,075,645	12/15/18	5.96
Annapolis Roads	Amerisphere - Fannie Mae	5.120	23,345,286	01/01/19	6.01
Ridgeview at Wakefield Valley	M&T Realty - Freddie Mac	5.750	17,749,185	01/01/19	6.01
The Sycamores	M&T Realty - Freddie Mac	5.710	20,689,739	01/01/19	6.01
Top Field Apartments	M&T Realty - Fannie Mae	4.840	16,153,090	01/01/19	6.01
Westwood Village	M&T Realty - Freddie Mac	5.680	45,329,124	01/01/19	6.01
The Brooke at Peachtree	Wells Fargo - Fannie Mae	5.470	11,976,302	07/01/19	6.50
Glen Manor	Prudential - Fannie Mae	5.830	7,715,526	08/01/19	6.59
Ridley Brook	Prudential - Fannie Mae	5.830	12,808,444	08/01/19	6.59
The Courts at Fair Oaks	Walker&Dunlop - Freddie CME	4.500	48,163,797	08/01/19	6.59
Southern Meadows	Red Mortgage - Fannie Mae	5.360	39,660,825	10/01/19	6.75
Elmwood Terrace	M & T Realty - Fannie Mae	5.560	26,052,424	11/01/19	6.84
Lakeview	Greystone - Fannie Mae	5.310	8,840,585	12/01/19	6.92
The Landings	Prudential - Fannie Mae	5.600	25,468,465	01/01/20	7.01
East Meadow Apartments	M&T Realty - Freddie Mac	5.400	14,335,986	05/01/20	7.34
Selford Townhomes	M&T Realty - Freddie Mac	5.400	8,666,882	05/01/20	7.34
South Bay Manor	M&T Realty - Freddie Mac	5.400	6,572,385	05/01/20	7.34
Stone Ends Apts.	M&T Realty - Freddie Mac	5.400	24,411,717	05/01/20	7.34
Tamarron Apartments	M&T Realty - Freddie Mac	5.400	14,343,690	05/01/20	7.34
The Manor (VA)	M&T Realty - Freddie Mac	5.400	13,462,557	05/01/20	7.34
Woodmont Village	M&T Realty - Freddie Mac	5.400	9,713,649	05/01/20	7.34
Trexler Park	Greystone - Fannie Mae	4.340	37,416,785	09/01/20	7.67

Debt Summary Schedule (Continued)
			INTEREST	12/31/12	MATURITY	YEARS TO
PROPERTY		LENDER	RATE	BALANCE	DATE	MATURITY
Arbor Park of Alexandria		Prudential - Fannie Mae	4.350	94,345,099	11/01/20	7.84
New Orleans Park		M & T Realty - Fannie Mae	4.580	22,943,268	11/01/20	7.84
Racquet Club East		PNC - Fannie Mae	4.740	36,732,076	12/01/20	7.92
Heritage Woods Apts		Greystone - Fannie Mae	5.390	14,130,707	01/01/21	8.01
The Meadows at Marlborough		Prudential - Fannie Mae	5.500	20,642,657	01/01/21	8.01
Home Properties of Devon		M & T Realty - Fannie Mae	4.850	59,235,978	08/01/21	8.59
Pleasant View Gardens		Prudential - Fannie Mae	4.510	93,375,826	11/01/21	8.84
Dunfield Townhomes		Midland Mortgage - HUD	5.250	11,002,583	09/01/28	15.68
Highland House		Arbor Comml - Fannie Mae	6.320	5,548,095	01/01/29	16.01

WTD AVG - FIXED SECURED			5.295	1,967,025,757		4.94

VARIABLE RATE SECURED
Virginia Village		Wachovia - Freddie Mac	2.090	28,278,996	07/01/15	2.50
Hill Brook Apts		M&T Realty - Freddie Mac	3.132	12,287,660	09/01/16	3.67
Wayne Village		M&T Realty - Freddie Mac	3.282	25,037,792	09/01/16	3.67
Cider Mill Apts		M&T Realty - Freddie Mac	3.117	60,134,005	01/01/17	4.01
The Heights at Marlborough		PNC Real Estate	3.288	22,635,854	01/01/17	4.01
Sherry Lake		M&T Realty - Freddie Mac	3.111	24,932,189	04/01/17	4.25
Falkland Chase		Montgomery Cty HOC-Fannie	1.218	24,695,000	10/01/30	17.76

WTD AVG - VARIABLE SECURED			2.774	198,001,496		5.48

WTD AVG - TOTAL SECURED DEBT			5.065	2,165,027,253		4.99

FIXED RATE UNSECURED
Private Placement Senior Notes - Series A		Various Investors	4.460	90,000,000	12/19/18	5.97
Private Placement Senior Notes - Series B		Various Investors	5.000	60,000,000	12/19/21	8.97
Senior Notes		Prudential Life Insurance	4.160	50,000,000	06/27/19	6.49
Bank Term Loan w/ Interest Rate Swap		M and T Bank et. al.	1.985	250,000,000	12/08/16	3.94

VARIABLE RATE UNSECURED

Revolving Line of Credit		M and T Bank et. al.	1.550	162,500,000	12/08/15	2.94

WTD AVG - TOTAL UNSECURED DEBT			2.706	612,500,000		4.67

TOTAL COMBINED DEBT			4.545	2,777,527,253		4.92

% OF PORTFOLIO - FIXED	87.0%
% OF PORTFOLIO - VARIABLE	13.0%
WTG AVG - TOTAL FIXED RATE DEBT			4.891			5.01
WTD AVG - TOTAL VARIABLE RATE DEBT			2.222			4.33
WTG AVG - COMBINED DEBT			4.545			4.92

TOTAL DEBT MATURITY SCHEDULE Exclusive of Revolving Line of Credit
YEAR OF MATURITY	FIXED RATE		VARIABLE RATE		TOTAL
	WTD AVG		WTD AVG			% OF
	RATE	DEBT	RATE	DEBT	DEBT	TOTAL
2013	6.05	189,850,850	-	-	189,850,850	7.26%
2014	5.21	75,084,818	-	-	75,084,818	2.87%
2015	5.17	227,120,601	2.09	28,278,996	255,399,597	9.77%
2016	3.87	557,042,601	3.23	37,325,452	594,368,053	22.73%
2017	5.78	157,524,000	3.15	107,702,048	265,226,048	10.14%
2018	5.08	309,570,157	-	-	309,570,157	11.84%
2019	5.14	328,484,327	-	-	328,484,327	12.56%
2020	4.83	308,412,559	-	-	308,412,559	11.79%
2021	4.84	247,385,168			247,385,168	9.46%
2022 - 2030	5.61	16,550,677	1.22	24,695,000	41,245,677	1.58%
TOTAL	4.891	$2,417,025,757	2.774	$198,001,496	$2,615,027,253	100.00%

Unencumbered Properties
12/31/2012

Property		# Units	Region	State

Gateway Village		132	Baltimore	MD
Middlebrooke Apartments		208	Baltimore	MD
Morningside Heights		1,050	Baltimore	MD
The Coves at Chesapeake		469	Baltimore	MD
Westbrooke Apartments		110	Baltimore	MD
Cambridge Court		544	Baltimore	MD
Howard Crossing		1,350	Baltimore	MD
Gardencrest		696	Boston	MA
Liberty Place	*	107	Boston	MA
The Commons at Haynes Farm		302	Boston	MA
The Townhomes of Beverly		204	Boston	MA
The Village at Marshfield		276	Boston	MA
Westwoods	*	35	Boston	MA
Blackhawk Apartments		371	Chicago	IL
Courtyards Village		224	Chicago	IL
Lakeview Townhomes		120	Chicago	IL
The Colony		783	Chicago	IL
The Gates of Deer Grove		204	Chicago	IL
The New Colonies		672	Chicago	IL
Bayview & Colonial		160	Long Island	NY
Cambridge Village		82	Long Island	NY
Crescent Club		257	Long Island	NY
Heritage Square		80	Long Island	NY
Holiday Square		144	Long Island	NY
Lake Grove Apartments		368	Long Island	NY
Yorkshire Village		40	Long Island	NY
Liberty Commons		120	Portland	ME
East Hill Gardens		33	Northern NJ	NJ
Jacob Ford Village		270	Northern NJ	NJ
Pleasure Bay		270	Northern NJ	NJ
Windsor Realty		67	Northern NJ	NJ
Castle Club		158	Philadelphia	PA
Racquet Club South		103	Philadelphia	PA
Waterview		203	Philadelphia	PA
1200 East West Highway		248	Suburban Washington, DC	MD
Hunter's Glen		108	Suburban Washington, DC	MD
Seminary Hill		296	Suburban Washington, DC	MD
The Courts at Huntington Station		421	Suburban Washington, DC	MD
Woodleaf Apartments		228	Suburban Washington, DC	MD
Braddock Lee		255	Suburban Washington, DC	VA
Mt. Vernon Square		1,387	Suburban Washington, DC	VA
Newport Village		937	Suburban Washington, DC	VA
Somerset Park		108	Suburban Washington, DC	VA
The Courts at Dulles		411	Suburban Washington, DC	VA
The Apts at Cobblestone Square		314	Suburban Washington, DC	VA
Village at Potomac Falls		247	Suburban Washington, DC	VA
Woodway at Trinity Centre		504	Suburban Washington, DC	VA

Total Number of Units:		15,676
Total Number of Properties:		47

*	Property added to unencumbered pool during quarter ending 12/31/2012.

Recurring Capital Expenditure Summary

Effective January 1, 2012, the Company updated its estimate of the amount of recurring, non-revenue enhancing capital expenditures incurred on an annual basis for a standard garden style apartment.  The Company now estimates that the annual amount is $848 per apartment unit compared to $800 in the prior year.  This new amount better reflects current actual costs and the effects of inflation since the last update.

The Company's policy is to capitalize costs related to the acquisition, development, rehabilitation, construction and improvement of properties.  Capital improvements are costs that increase the value and extend the useful life of an asset.  Ordinary repair and maintenance costs that do not extend the useful life of the asset are expensed as incurred.  Costs incurred on a lease turnover due to normal wear and tear by the resident are expensed on the turn.  Recurring capital improvements typically include appliances, carpeting and flooring, HVAC equipment, kitchen and bath cabinets, new roofs, site improvements and various exterior building improvements.   Non-recurring, revenue generating upgrades include, community centers, new windows, and kitchen and bath apartment upgrades.  Revenue generating capital improvements are expected to directly result in increased rental earnings or expense savings.  The Company capitalizes interest and certain internal personnel costs related to the communities under rehabilitation and construction.

The table below is a list of the items that management considers recurring, non-revenue enhancing capital and maintenance expenditures for a standard garden style apartment.  Included are the per unit replacement cost and the useful life that Management estimates the Company incurs on an annual basis.

				Maintenance
			Capitalized	Expense	Total
	Capitalized		Expenditure	Cost Per	Cost Per
	Cost Per	Useful	Per Unit	Unit	Unit
Category	Unit	Life(1)	Per Year(2)	Per Year(3)	Per Year
Appliances	$1,624	9	$180	$13	$193
Blinds, shades	135	3	45	5	50
Carpets, cleaning	760	4	190	142	332
Computers, equipment, misc.(4)	120	6	20	2	22
Contract repairs	-	-	-	250	250
Exterior painting (5)	84	3	28	-	28
Flooring	250	9	28	24	52
Furnace, air (HVAC)	854	24	36	24	60
Hot water heater	293	7	42	-	42
Interior painting	-	-	-	178	178
Kitchen, bath cabinets upgrades	1,200	15	80	-	80
Landscaping site	-	-	-	120	120
New roof	880	24	37	-	37
Parking lot site	750	15	50	-	50
Pool, exercise facility	147	15	10	38	48
Windows major	1,663	20	83	-	83
Miscellaneous (6)	326	17	19	-	19
Total	$9,086		$848	$796	$1,644

(1)	Estimated weighted average actual physical useful life of the expenditure capitalized.
(2)	This amount is not necessarily incurred each and every year. Some years will be higher, or lower depending on the timing of certain longer life expenditures.
(3)
These expenses are included in the Operating and Maintenance line item of the Consolidated Statement of Operations.  Maintenance labor costs are not included in the $796 per unit estimate.  All personnel costs for site supervision, leasing agents, and maintenance staff are combined and disclosed in the Company's Core Properties expense detail schedule.

(4)	Includes computers, office equipment, furniture, and maintenance vehicles.
(5)
The level of exterior painting may be lower than other similarly titled presentations as the Company's portfolio has a significant amount of brick exteriors.  In addition, the other exposed surfaces are most often covered in aluminum or vinyl.

(6)	Includes items such as balconies, siding, and concrete sidewalks.

The breakdown of costs above reflects the Company's unique strategies to improve every property every year regardless of age, and to purchase older properties and rehabilitate and reposition them to enhance internal rates of return.  These strategies result in higher costs of capital expenditures and maintenance costs which permit the Company to realize higher revenue growth, higher net operating income growth and a higher rate of property appreciation.

Capital Expenditure Summary

The Company estimates that on an annual basis $848 per unit is spent on recurring capital expenditures in 2012.  During the three months ended December 31, 2012 approximately $212 per unit was spent on recurring capital expenditures.  For the twelve months ended December 31, 2012 approximately $848 per unit was spent on recurring capital expenditures. The table below summarizes the actual total capital improvements incurred by major categories and an estimate of the breakdown of total capital improvements by major categories between recurring, and non-recurring revenue generating capital improvements for the three and twelve months ended December 31, 2012 as follows:

For the three months ended December 31, 2012
($ in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Cap Ex	Per Unit(a)	Cap Ex	Per Unit(a)	Improvements	Per Unit(a)
New buildings	$-	$-	$211	$5	$211	$5
Major building improvements	1,334	32	7,671	187	9,005	219
Roof replacements	380	9	163	4	543	13
Site improvements	616	15	3,834	93	4,450	108
Apartment upgrades	1,414	34	12,480	304	13,894	338
Appliances	1,716	42	-	-	1,716	42
Carpeting/flooring	2,237	55	1,342	33	3,579	88
HVAC/mechanicals	800	20	3,442	84	4,242	104
Miscellaneous	205	5	636	15	841	20
Totals	$8,702	$212	$29,779	$725	$38,481	$937

(a)
Calculated using the weighted average number of units owned, including 36,214 core units, 2011 acquisition units of 2,817, and 2012 acquisition units of 2,018 for the three months ended December 31, 2012.

For the twelve months ended December 31, 2012
($ in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Cap Ex	Per Unit(a)	Cap Ex	Per Unit(a)	Improvements	Per Unit(a)
New Buildings	$-	$-	$1,352	$34	$1,352	$34
Major building improvements	5,221	130	22,085	550	27,306	680
Roof replacements	1,486	37	2,739	68	4,225	105
Site improvements	2,410	60	15,860	395	18,270	455
Apartment upgrades	5,020	125	49,209	1,225	54,229	1,350
Appliances	7,229	180	726	18	7,955	198
Carpeting/flooring	8,755	218	6,494	162	15,249	380
HVAC/mechanicals	3,132	78	11,766	293	14,898	371
Miscellaneous	803	20	3,841	96	4,644	116
Totals	$34,056	$848	$114,072	$2,841	$148,128	$3,689

(a)
Calculated using the weighted average number of units owned, including 36,214 core units, 2011 acquisition units of 2,817, and 2012 acquisition units of 1,129 for the twelve months ended December 31, 2012.

Capital Expenditure Summary (continued)
The schedule below summarizes the breakdown of total capital improvements between core and non-core as follows:

For the three months ended December 31, 2012
($ in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Cap Ex	Per Unit(a)	Cap Ex	Per Unit(a)	Improvements	Per Unit(a)
Core Communities	$7,677	$212	$24,481	$676	$32,158	$888
2012 Acquisition Communities	428	212	2,381	1,180	2,809	1,392
2011 Acquisition Communities	597	212	2,917	1,035	3,514	1,247
Sub-total	8,702	212	29,779	725	38,481	937
2012 Disposed Communities	125	212	2	3	127	215
Corporate office expenditures (b)	-	-	-	-	738	-
	$8,827	$212	$29,781	$715	$39,346	$927

(a)
Calculated using the weighted average number of units owned, including 36,214 core units, 2011 acquisition units of 2,817, 2012 acquisition units of 2,018, and 2012 disposed units of 589 for the three months ended December 31, 2012.

(b)
No distinction is made between recurring and non-recurring expenditures for corporate office.  Corporate office expenditures includes principally computer hardware, software, office furniture, fixtures and leasehold improvements.  Corporate office expenditures are excluded from per unit figures.

For the twelve months ended December 31, 2012
($ in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Cap Ex	Per Unit(a)	Cap Ex	Per Unit(a)	Improvements	Per Unit(a)
Core Communities	$30,710	$848	$98,335	$2,715	$129,045	$3,563
2012 Acquisition Communities	957	848	3,482	3,084	4,439	3,932
2011 Acquisition Communities	2,389	848	12,255	4,350	14,644	5,198
Sub-total	34,056	848	114,072	2,841	148,128	3,689
2012 Disposed Communities	1,125	848	717	540	1,842	1,388
Corporate office expenditures (b)	-	-	-	-	2,803	-
	$35,181	$848	$114,789	$2,767	$152,773	$3,615

(a)
Calculated using the weighted average number of units owned, including 36,214 core units, 2011 acquisition units of 2,817, 2012 acquisition units of 1,129, and 2012 disposed units of 1,327 for the twelve months ended December 31, 2012.

(b)
No distinction is made between recurring and non-recurring expenditures for corporate office.  Corporate office expenditures includes principally computer hardware, software, office furniture, fixtures and leasehold improvements.  Corporate office expenditures are excluded from per unit figures.

Adjusted Net Operating Income - Core Properties
($ in thousands)

	Quarter	Quarter
	12/31/2012	12/31/2011	Change

Net Operating Income	$89,658	$84,276	6.4%

Less: Non Recurring Cap Ex @ 6%	(1,469)	-	-

Adjusted Net Operating Income	$88,189	$84,276	4.6%

Some of our Core Property NOI reflects incremental investments in the communities above and beyond normal capital replacements.  After charging ourselves a 6% cost of debt capital on these additional expenditures, what we refer to as the adjusted NOI for the quarter is recalculated and presented above.

Development Pipeline as of December 31, 2012
($ in thousands)
												%
		# of			Estimated	Costs	Con-		Con-%		%	Physical
	Property	Units at		Estimated	Costs	Incurred	struction	Initial	struction	Complete	Leased	Occupancy
	Type	Completion		Costs	Per Unit	(1)	Start	Occupancy	Completion	(2)	(3)	(4)

Under construction:
Eleven55 Ripley	High Rise	379		111,200	293.4	62,502	4Q 11	3Q 13	1Q 14	0.0%	n/a	n/a
Silver Spring, MD

Courts at Spring Mill Station	Donut/ Podium	385		89,000	231.2	20,739	2Q 12	1Q 14	2H 14	0.0%	n/a	n/a
Conshohocken, PA

Pre-construction:
Falkland North (5)	High Rise	tbd		tbd	tbd	4,762	tbd	tbd	tbd	n/a	n/a	n/a
Silver Spring, MD

Under contract:
Westpark Tysons (part of Arbor Row final development plan) (5)	Mid Rise/ High Rise	600	+	205,000	tbd	890	1H 14	tbd	tbd	n/a	n/a	n/a
Tysons Corner, VA

Total						$88,893

(1)	Costs classified as Construction in Progress at December 31, 2012 are comprised of:

Courts at Spring Mill Station	$20,739
Eleven55 Ripley	62,502
$83,241

(2)	Represents the percentage of units that have been completed and are available to rent as of January 31, 2013.
(3)	Represents the percentage of units that have been leased as of January 31, 2013.
(4)	Represents the percentage of units occupied as of January 31, 2013.
(5)	Costs incurred are classified as Other Assets at December 31, 2012 for these projects.

2013 Earnings Guidance	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year

2013 compared to 2012
FFO per share - 2013 guidance	$1.01 - $1.05	Information for subsequent quarters will			$4.28 - $4.44

Midpoint of guidance	$1.03	be provided in future earnings press releases			$4.36

FFO per share - 2012 actual	$0.979	$0.955	$1.093	$1.094	$4.125

Improvement projected	5.2%				5.7%

2013 compared to 2012 based on "Operating FFO"
FFO per share - 2013 Operating FFO	$1.01 - $1.05	Information for subsequent quarters will			$4.31 - $4.47

Midpoint of guidance	$1.03	be provided in future earnings press releases			$4.39

Operating FFO per share - 2012 actual	$0.979	$1.000	$1.094	$1.094	$4.170

Improvement projected	5.2%				5.3%

Difference between FFO and OFFO is expensed acquisition costs

Same store assumptions:
Same store total revenue growth	4.0%	Information for subsequent quarters will			3.5% to 4.5%

Same store expense growth	3.6%	be provided in future earnings press releases			3.0% to 4.0%

Same store NOI growth	4.3%				3.5% to 4.5%

In 2012, weighted average rent was up 4.2% and economic occupancy was up 0.3%, producing 4.6% base rental growth. Other income slightly decreased, resulting in 4.5% growth in total revenue.

In 2013, we expect weighted average rent will be up 3.8%, with economic occupancy up 0.4%, producing 4.3% base rental growth, only 30 basis points less than 2012.  Other income is expected to decrease, resulting in 4.0% growth in total revenue at the midpoint of guidance.

After four consecutive years of negative expense growth, we expect pressure on certain line items will result in Operating and Maintenance expenses going up 3.0 to 4.0%.  Some of the line items where we expect above average increases include: natural gas heating costs up 4.3%; personnel costs (specifically from health care) up 4.8%; real estate taxes up 4.7%; property insurance up over 18%; and snow removal up more than double.  We experienced extreme mild winters in 2012 which are not expected to repeat in 2013.  This affects heating costs, snow removal, personnel costs and insurance to some extent.

Occupancy assumptions:			Information for subsequent quarters will
Same store 2013 physical occupancy		95.4%	be provided in future earnings press releases			95.7%

Same store 2012 physical occupancy		94.9%	96.0%	95.5%	95.4%	95.4%

Change in occupancy		0.5%				0.3%

Annual growth by region:	2012	2012	2013 Same Store Growth Projection
	%	Total	Total
	of NOI	Revenue	Revenue	Expenses	NOI
Washington, DC	34.0%	4.5%	4.5%	2.6%	5.5%
Philadelphia	10.8%	4.4%	3.9%	1.9%	5.3%
Boston	8.2%	5.8%	4.2%	3.7%	4.5%
Florida	1.3%	3.2%	3.6%	3.7%	3.5%
Baltimore	21.8%	4.3%	3.7%	5.0%	3.1%
New Jersey/Long Island	19.8%	4.7%	3.1%	5.8%	1.4%
Chicago	4.1%	4.2%	3.7%	8.5%	0.3%
Total	100.0%	4.5%	4.0%	3.5%	4.0%

2013 Earnings Guidance

Expense growth rates assumed for the midpoint of guidance for every expense category are as follows:

	% of Total	% Increase
	Expenses	Over 2012
Electricity	3.7%	3.0%
Natural gas heating costs	6.3%	4.3%
Water and sewer	8.4%	3.3%
Repairs and maintenance	14.3%	1.3%
Total personnel costs	22.9%	4.8%
Real estate taxes	26.2%	4.7%
Property insurance	3.7%	18.2%
Advertising	2.2%	1.3%
Legal & Professional	0.6%	-34.5%
Office & telephone	2.6%	2.4%
Snow removal	0.4%	123.7%
Trash	1.6%	3.1%
Property management G & A	7.1%	-0.3%
	100.0%	3.5%

General & Administrative costs are expected to decrease 14.7% at the midpoint and range between $28.8 million and $29.6 million.  The first two quarters are when we anticipate normal equity grants, pushing the dollar amount up higher in comparison to the year as a whole.  We expect the first quarter to range from $9.4 million to $9.6 million, and the second quarter to range from $7.4 million to $7.6 million.  The last two quarters settle back down to a range of $6.0 million to $6.2 million.

Interest Expense is projected to be $120.3 million to $121.1 million for the year, without significant differences between the quarters.  The secured loans that mature in 2013 have a weighted average interest rate of 6.05%.  Our plan is to pay these off using  the line of credit and unsecured financing.

		First		Second		Third		Fourth
		Quarter		Quarter		Quarter		Quarter		Year
Development NOI 2013 projected run rate - Ripley		$0		$0		$50	K	$300	K	$350	K

Acquisition range of $200 million to $300 million.		$0		$85	M	$85	M	$80	M	$250	M

Disposition range of $200 million to $300 million		$130	M	$40	M	$40	M	$40	M	$250	M

Anticipated expense from acquisition costs for 2013 of $1.9 million versus actual of $2.7 million in 2012.

Development spend of $120 million.

Capital expenditures:
Recurring	$36 million
Upgrading and repositioning	$100 million